Exhibit 5.2

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

December 16, 2024

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

Re: Registration Statement on Form F-4 of Webull Corporation

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special United States counsel to Webull Corporation, a Cayman Islands exempted company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form F-4 (File No. 333.283635) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 5, 2024 (such Registration Statement, as amended or supplemented, the “Registration Statement”) providing, in part, for the registration of (i) 18,992,000 Webull Warrants (the “Webull Warrants”), each Webull Warrant entitling the holder thereof to acquire one Class A ordinary share, par value $0.0001 per share, of Webull (the “Webull Class A Ordinary Share”) and (ii) 29,7.32,960 Incentive Warrants (the “Incentive Warrants” and together with the Webull Warrants, the “Securities”), each Incentive Warrant entitling the holder thereof to acquire one Webull Class A Ordinary Shares. The Webull Warrants were initially issued pursuant to the Warrant Agreement, dated as of June 23, 2022 (the “Warrant Agreement”), between SK Growth Opportunities Corporation, a Cayman Islands exempted company (“SKGR”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). The Warrant Agreement is to be amended by an Assignment, Assumption and Amendment Agreement (the “Warrant Assignment Agreement”) by and among the Company, SKGR and the Warrant Agent. Upon consummation of the mergers contemplated by that certain Business Combination Agreement, dated as of February 27, 2024 (as amended by the Amendment to the Business Combination Agreement, dated December 5, 2024, the “Business Combination Agreement”), by and among the Company, Feather Sound I Inc., Feather Sound II Inc. and SKGR, each outstanding Webull Warrant shall automatically cease to represent a right to one Class A ordinary share, par value $0.0001 per share, of SKGR and will automatically represent a right to acquire one Webull Class A Ordinary Share. The Incentive Warrants will be issued pursuant to that certain Warrant Agreement (the “Incentive Warrant Agreement”) by and between the Company and the Warrant Agent, as contemplated by the Business Combination Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the form of Webull Warrant Certificate, filed as Exhibit 4.2 to the Registration Statement;

(c) the form of Incentive Warrant Certificate, filed as exhibit 4.3 to the Registration Statement and

(d) the Warrant Agreement, filed as Exhibit 4.7 to the Registration Statement.

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Webull Corporation

December 16, 2024

(e) the form of Warrant Assignment Agreement proposed to be entered into in connection with the consummation of the transactions contemplated by the Business Combination Agreement, filed as Exhibit 4.8 to the Registration Statement; and

(f) the form of Incentive Warrant Agreement proposed to be entered into in connection with the consummation of the transactions contemplated by the Business Combination Agreement, filed as Exhibit 4.9 to the Registration Statement.

For purposes of this letter, we have examined such other documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	Upon consummation of the Mergers and the authorization, execution and delivery of the Warrant Assignment Agreement in accordance with the terms of the Business Combination Agreement in the form thereof included in the Registration Statement, the Webull Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.	Upon consummation of the Mergers and the authorization, execution and delivery of the Incentive Warrant Agreement in accordance with the terms of the Business Combination Agreement in the form thereof included in the Registration Statement, the Incentive Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Assignment Agreement and the Incentive Warrant Agreement;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Assignment Agreement, the Incentive Warrant Agreement and the Securities;

(c) neither the execution and delivery by the Company of the Warrant Assignment Agreement and the Incentive Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance of the Securities: (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(d) neither the execution and delivery by the Company of the Warrant Assignment Agreement and the Incentive Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Webull Corporation

December 16, 2024

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP